SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 7, 1995


                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11047                     22-2870438
  (State or other juris-           (Commission                 (I.R.S. Employer
   diction of incorporation)        File Number)                ID. Number)



                              Bernal Corporate Park
                 7068 Koll Center Parkway, Pleasanton, CA 94566
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (510)417-8812 not applicable
          (Former name or former address, if changed since last report)

ITEM 2. DISPOSITION OF ASSETS

     On December 7, 1995, the Registrant sold its impregnated wound care gauze dressings product line to Tecnol Medical Products, Inc., a medical products manufacturer headquartered in Fort Worth, Texas (the "Tecnol Sale"). The purchase price was $5,675,000, of which approximately $5,000,000 was paid in cash, with the balance being paid primarily in the form of a promissory note bearing interest at the prime rate and due in September 1997 upon certain conditions being met. In addition to wound care inventory, equipment and other assets, the Registrant's operations in Hammonton, New Jersey were included in the sale.

ITEM 5. OTHER EVENTS

     The Registrant has used or will use the cash proceeds of the Tecnol Sale to repay most of its outstanding debt including (i) $2,282,505 owed to Congress Financial Corporation under a revolving credit facility; (ii) $111,602 owed for the purchase of certain manufacturing equipment which was subject to a lease;
(iii) $469,710 owed to Asset Factoring, Inc., consisting of the principal due on certain promissory note plus accrued interest; (iv) $600,000 owed to Storz Instrument Company relating to a $1,050,000 note payable in connection with the Registrant's acquisition of certain assets of Storz' Oral Maxillofacial product line; and (v) $1,000,000 owed to Arbora, A.G. ("Arbora") as principal consideration to redeem 4,761,842 shares of the Registrant's common stock, which were issued to Arbora on December 4, 1995 as a result of the conversion of a $1,000,000 note into equity pursuant to an agreement reached between it and the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b) Pro forma financial information.

          It is impracticable to provide the required financial statements at the time this report is filed, the required financial statements will be filed by February 19, 1996.

     (c) Exhibits:

          10.75 Asset Purchase Agreement dated December 7, 1995 between the Registrant and Tecnol Medical Products, Inc.

          10.76 Restructuring of Loan and Warrants Agreement dated December 1, 1995 between the Registrant and Arbora A.G.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SPARTA SURGICAL CORPORATION
                                                   (Registrant)

                                                   By:   /s/  Thomas F. Reiner

                                                   Thomas F. Reiner, Chairman of
                                                   the Board, President & CEO
Dated: December 21, 1995

                       SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBITS
                                       TO
                                    FORM 8-K

                             DATED DECEMBER 7, 1995

                                  EXHIBIT 10.75

                            ASSET PURCHASE AGREEMENT
                                     BETWEEN
                       TECNOL NEW JERSEY WOUND CARE, INC.
                                       AND
                           SPARTA SURGICAL CORPORATION

                                      DATED
                                December 7, 1995

                                TABLE OF CONTENTS


ARTICLE 1 - SALE OF ASSETS...................................................  1
         1.1      Sale of Assets.............................................  1
         1.2      Consideration and Payment for Assets.......................  5
         1.3      Inventory..................................................  9
         1.4      Allocation of Consideration................................ 10
         1.5      Seller's Liabilities....................................... 10
         1.6      Closing.................................................... 11

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SELLER......................... 12
         2.1      Organization, Standing, etc. of Seller..................... 12
         2.2      Authority, Binding Effect.................................. 12
         2.3      Compliance with Other Instruments and Laws, etc............ 12
         2.4      Legal Proceedings.......................................... 13
         2.5      Title to and Condition and Location of Assets.............. 13
         2.6      Insurance.................................................. 14
         2.7      Intellectual Property...................................... 14
         2.8      Conflicting Purchase Agreements............................ 14
         2.9      Taxes...................................................... 14
         2.10     Inventory.................................................. 15
         2.11     Contracts, Leases and Commitments.......................... 15
         2.12     Seller's Brokers, Finders.................................. 18
         2.13     Product Warranties and Returns............................. 18
         2.14     Prepayments and Deposits................................... 18
         2.15     Operating and Financial Information........................ 19
         2.16     Books and Records.......................................... 19
         2.17     Accounts Receivable........................................ 20
         2.18     Employee Relations......................................... 20
         2.19     Environmental Compliance................................... 20
         2.20     Disclosure................................................. 22

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BUYER.......................... 22
         3.1      Organization, Standing, etc. of Buyer...................... 22
         3.2      Authority, Binding Effect.................................. 23
         3.3      Compliance with Other Instruments and Laws, etc............ 23
         3.4      Legal Proceedings.......................................... 23
         3.5      Buyer's Brokers, Finders................................... 23
         3.6      Disclosure................................................. 24

ARTICLE 4 - COVENANTS AND AGREEMENTS......................................... 24
         4.1      Corporate Approval......................................... 24
         4.2      Further Assurances......................................... 24

         4.3      Press Releases............................................. 24
         4.4      Conflicting Agreements..................................... 24
         4.5      Employee Matters........................................... 24
         4.6      Wilshire Account Receivable................................ 25
         4.7      Transition Period.......................................... 25
         4.8      Transitional Manufacturing................................. 26
         4.9      Returns and Rebates........................................ 27
         4.10     Environmental Matters...................................... 28

ARTICLE 5 - CLOSING DELIVERIES OF SELLER..................................... 30
         5.1      Closing Deliveries......................................... 30

ARTICLE 6 - CLOSING DELIVERIES OF BUYER...................................... 31
         6.1      Closing Deliveries......................................... 31

ARTICLE 7 - INDEMNIFICATION.................................................. 31
         7.1      Indemnification............................................ 31
         7.2      Defense of Claims.......................................... 33
         7.3      Cooperation and Assistance................................. 33
         7.4      Arbitration................................................ 33
                  ........................................................... 35

ARTICLE 8 - RESTRICTIVE COVENANTS............................................ 35
         8.1      Noncompetition Covenants................................... 35
         8.2      Nonsolicitation and Confidentiality Covenants.............. 35
         8.3      Injunctive Relief.......................................... 35
         8.4      Violations................................................. 36
         8.5      Interpretation............................................. 36

ARTICLE 9 - MISCELLANEOUS.................................................... 36
         9.1      Waiver..................................................... 36
         9.2      Amendment.................................................. 37
         9.3      No Third Party Beneficiaries............................... 37
         9.4      Reasonable Efforts......................................... 37
         9.5      Expenses................................................... 37
         9.6      Notices.................................................... 37
         9.7      Successors; Survival....................................... 37
         9.8      Counterparts............................................... 38
         9.9      Governing Law.............................................. 38
         9.10     Headings................................................... 38
         9.11     Entire Agreement........................................... 38
         9.12     Misdirected Communications and Payments.................... 38
         9.13     Schedules.................................................. 38
         9.14     Confidentiality of Non-Business Information................ 38

                             SCHEDULES AND EXHIBITS

Schedules:

1.1(a)            Excluded Assets

1.1(a)(i)         Equipment

1.1(a)(xiv)       Chemicals to be purchased

1.1(c)1           Purchase Orders

1.1(c)2           Certain Assumed Contracts

1.1(c)3           Kendall Products

1.3(a)            Cost Sheets

1.3(b)            Unusable and not readily useable inventories

1.3(c)            Slow moving inventories

1.4               Allocation of consideration

2.3(a)            Consents

2.3(b)            Compliance with laws, etc.

2.4               Legal Proceedings

2.6               Insurance

2.7               Intellectual Property

2.8               Conflicting Purchase Agreements

2.10              Inventory manufactured by third parties

2.11              Contracts, leases and commitments

2.13              Product Warranties and Returns

2.14              Prepayments and Deposits

2.15              Operating and Financial Information

2.18              Employee Claims

2.19              Permits, Licenses and Other Environmental Authorizations

4.8               Transitional Manufacturing Products

Exhibits:

Exhibit A - Purchase Order

Exhibit B - Seller's Form of Legal Opinion

Exhibit C - Affidavits of Reiner, Veazey and Barbrie

Exhibit D - Transfer Documents

Exhibit E - Real Property Sublease

Exhibit F - Noncompetition Agreement - Thomas Reiner

Exhibit G - Noncompetition Agreement - Joseph Barbrie

Exhibit H - Noncompetition Agreement - Samuel Veazey

Exhibit I - Kramer Letter

Exhibit J - Remediation Agreement

Exhibit K - Assignment and Assumption Agreement

Exhibit L - Buyer's Form of Legal Opinion

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement ("Agreement") is made effective as of the 7th day of December, 1995 by and between Tecnol New Jersey Wound Care, Inc., a New Jersey Corporation ("Buyer"), and Sparta Surgical Corporation ("Seller").

         The  following  recitals  are true  and  constitute  the  basis of this
Agreement:

         A. Seller is engaged in the business of manufacturing, marketing, and selling impregnated gauze wound care dressings such as non-adherent dressings, wet dressings and nasal and sinus packing strips and hydrogel dressings under private labels to OEM customers and to independent distributors under the trade name "Sparta," among others (such operations and activities of Seller called the "Business" and such products as are manufactured and/or marketed and sold by Seller in the Business collectively called the "Products");

         B. Buyer desires to acquire the Business and all of the operating assets used or held for use by Seller in conducting the Business;

         C. Seller desires that Seller sell such Business and operating assets to Buyer upon the terms and conditions of this Agreement;

         D. Thomas Reiner is the Chairman, President, co-founder and a significant shareholder of the Seller and has been, and continues to be, key to the development and success of the Business. Samuel Veazey and Joseph Barbrie, both executive officers of the Seller, are also security holders of the Seller and are integrally involved in executive management and operation of the Business.

         NOW, THEREFORE, for and in consideration of the terms and conditions set forth herein, the parties agree as follows:


                                    ARTICLE 1
                                 SALE OF ASSETS.

         1.1 Sale of Assets.

         (a)  Seller  agrees  that,  except:  (i) for the  assets  described  on
Schedule 1.1(a) hereto and (ii) the assets located in Pleasanton, California which are not predominantly used or held for use in the Business (such assets in clauses (i) and (ii) above called the "Excluded Assets"), Seller shall sell, transfer, assign, convey and deliver to Buyer, forthe consideration and upon the other terms and conditions herein provided, all of the assets (including leasehold and other interests in assets) used or held for use in the Business operated as a going concern (the "Assets"), including without limitation, the following (except to the extent that they constitute Excluded Assets):

               (i) all manufacturing, product assembly, and other equipment listed on Schedule 1.1(a)(i) (the "Equipment");

               (ii) all of the raw materials, work-in-process, and finished goods inventory and all stocks of packaging materials, preprinted labels, instruction sheets and warranty cards, that are held for sale or used in the manufacture, distribution or sale of Products or in operation of the Business (the "Inventory");

               (iii) all customer  lists and  customer  records and all lead and
          prospect  lead  lists  and  related   customer   information  used  in
          connection with the Business;

               (iv) (a) all trademarks, trademark rights and licenses, trade names, tradedress, service marks, service names and copyrights and all registrations thereof and pending applications for registration thereof in the United States, any state and any foreign country exclusively used or held for use in the Business (other than those described in Section 1.1(d)), and the rights granted pursuant to the license granted in Section 1.1(d), and (b) all products, concepts, inventions, patents, and applications for patents filed or owned by Seller, potential product licenses, confidential technical and business information (including without limitation any rights of Seller in, or rights to purchase, the blueprints for the pleater machine, which blueprints Seller presently does not possess, designs, plans, operating manuals, specifications, formulas, processes, methods, shop rights and know-how) and all other intellectual property, in each case to the extent used or held for use by Seller in the Business (collectively called the "Intellectual Property");

               (v) all of Seller's rights under all licenses, permits and certifications and all of Seller's rights under any non-disclosure, confidentiality and/or non-competition agreements in favor of Seller;

               (vi) all goodwill of Seller;

               (vii) all records (including electronically stored records) directly relating to the Business including, without limitation, the records described in Section 2.16, all Product research and effectiveness testing results, market and products, studies and records, purchasing information, production reports, waste reports, bills of materials, cost sheets, product specifications, environmental assessments, investigations and studies respecting Seller's business premises in Hammonton, New Jersey, and manufacturing processes, U.S.

          Food and Drug Administration files and required forms and records, device history records, internal audit results, raw material specifications, and financial and accounting records, provided that Seller shall be entitled to retain copies of all such records in an electronic media and paper format;

               (viii) all claims, causes of action, demands, judgments, and rights of Seller against third parties relating to title to, or representations, warranties or contracts rights relating specifically to any of the Assets (and not to Seller generally);

               (ix) all promotional, advertising, and marketing materials, brochures, catalogs, Products and Products-related literature, original art work and photographs, separations, and other materials used in the manufacture, distribution or sale of the Products;

               (x) all prepaid  convention  booth  space and related  convention
          airfare  and  hotel   expenses  for  exhibition  of  the  Products  at
          convention(s);

               (xi) all of Seller's right, title and interest, if any, in and to
          the   following   telephone   and   telecopy   numbers:   609-567-0712
          (telephone); 609-567-1541 (telecopy);


               (xii) all spare parts, templates, patterns, shop supplies, dies, molds, trade fixtures and tools;

               (xiii) all prepaid deposits; and

               (xiv) all chemicals identified on Schedule 1.1(a)(xiv).

         (b) The Assets shall be transferred to Buyer free and clear of all title defects, liens, security interests, charges, encumbrances, and conditional sale and title retention agreements (except for liens relating to the executory portion of the Assumed Contracts, the Purchase Orders, and the Sales Orders, each as defined below, and for the lien for property taxes on the tangible Assets which are not yet due and payable) by appropriate instruments of conveyance in form consistent with the representations and warranties contained in this Agreement and otherwise reasonably satisfactory to Buyer.

         (c) Seller shall assign to Buyer at Closing (as defined below) all of Seller's rights, and Buyer shall assume all of Seller's obligations, arising from and after the Closing Date, under all of the sales and customer orders for the purchase of Products that are outstanding and unfilled as of the Closing Date except as provided below (the "Sales Orders"), any orders to purchase supplies or raw materials used in manufacturing the Products that are outstanding as of the Closing Date and are reflected on Schedule 1.1(c)1 hereto (the "Purchase Orders"), and all computer, telecommunication and equipment leases), and distributorship, pricing, OEM, royalty and licensing, and joint product development agreements to the extent reasonably relating to the
Business, and/or any other agreements not referenced hereinabove in this subsection predominantly relating to the Business listed on Schedule 1.1(c)2 hereto that Buyer elects to assume in a writing delivered to Seller at Closing (the "Assumed Contracts"). The parties acknowledge that Seller is not assigning to Buyer at Closing Seller's rights under, nor is Buyer assuming Seller's obligations under, that certain Exclusive Private Labeling Agreement between Seller and Kendall Healthcare Products Company, a division of The Kendall Company ("Kendall") dated January 1, 1995 (the "Kendall Contract"). However, Seller agrees that if so requested in writing by Buyer at any time after Closing, Seller will immediately assign the Kendall Contract (without liability for the effectiveness of such purported assignment) to Buyer by written assignment in form reasonably satisfactory to Buyer provided Buyer simultaneously assumes in writing the obligations of Seller arising under the Kendall Contract from and after the date of the assignment, the form of such assumption to be reasonably satisfactory to Seller. Unless otherwise mutually agreed by Buyer and Seller in writing, whether or not the Kendall Contract is assigned to or assumed by Buyer, Seller shall remain solely responsible for the performance of its obligations under the Kendall Contract and liable for any defaults thereunder except to the extent of any obligations Buyer expressly assumes in writing in connection with an assignment of the Kendall Contract after Closing. Buyer agrees that, as an accommodation to Seller in order to mitigate damages Seller might owe for defaulting under the Kendall Contract, Buyer will offer to sell to Kendall the products identified on Schedule 1.1(c)3 hereto (the "Kendall Products") at any time between Closing and the earlier of
(a) June 30, 2000, and (b) the date of termination of the Kendall Contract (the "Kendall Contract Term"), to Kendall at prices no higher than prices permitted for such Kendall Products under the Kendall Contract. The current prices for the Kendall Products, which prices are subject to adjustment under the Kendall Contract, are reflected on Schedule 1.1(c)3 hereto. To the extent Kendall declines to purchase any Kendall Products from Buyer as contemplated by the preceding sentence, and Kendall instead demands of Seller performance by Seller under the Kendall Contract, then Buyer shall sell such Kendall Products to Seller and Seller shall resell to Kendall, in both cases at the price specified in the Kendall Contract so that Seller can comply with the Kendall Contract. The parties agree that unless Kendall objects, Buyer will sell to Kendall all Products ordered by Kendall from Seller prior to Closing but not shipped by Seller as of Closing at the same price reflected in Seller's customer purchase orders for such Products and Seller agrees it will not fulfill such customer purchase orders.

         (d) Notwithstanding Section 1.1(a)(iv), for a period of two (2) years following the Closing Date, Seller hereby grants to Buyer a limited, non-exclusive, non-transferable license and right to use the names "Sparta", (and, to the extent necessary for the use of existing packaging, promotional and marketing supplies only, the names "Sparta Surgical", and "Sparta Surgical Corporation") and Seller's tradedress and logos in connection with Buyer's sale of wound care products. Buyer shall also have the right during such period to use the packaging layout, format and style currently used by Seller in marketing the Products. Seller agrees that for seven (7) years from and after Closing it will neither use nor authorize any person other than Buyer to use the name "Sparta" as a trademark for impregnated gauze wound care dressings; but this shall not imply any obligation or duty of Seller to prosecute third party users or infringers of such name.

         1.2 Consideration and Payment for Assets.

         (a) As consideration for the Assets and the noncompetition covenants of Seller and Thomas Reiner, Samuel Veazey and Joseph Barbrie under this Agreement, Buyer shall pay the Seller $5,675,000, subject to agreed-upon adjustments, holdbacks and credits of $3,808.64, payable as follows:

               (i) Cash in the amount of $4,902,206.87 payable to Seller at Closing;

               (ii) Cash in the amount of $111,601.77 to be paid to Tetra Laval Credit, Inc. to discharge that certain Tetra Alfa Credit, Inc. Lease Agreement No. 1048-92 dated June 20, 1992, amended November 16, 1992, and to acquire the equipment subject thereto; and

               (iii) The amount due and payable under a Promissory Note (herein so called) in the principal amount of $665,000.00 less adjustments provided for therein, payable by Buyer to Seller, dated as of the date hereof, and incorporated herein by reference.

         (b) Certain Note Provisions. The following provisions relate to the Promissory Note:

               (i) The parties recognize that one of the aspects of Buyer's acquisition of the Business that is most important to Buyer is the prospect of furthering and enhancing Buyer's business relationship with Kendall and providing Buyer with an opportunity to sell the Kendall Products to Kendall. The parties recognize that there are no assurances these goals will be achieved and that, accordingly, the consideration Buyer is willing to pay to Seller for the Assets and non-competition covenants provided for hereunder is dependent in part on the success of these goals measured solely as hereinbelow provided. Accordingly, Buyer and Seller agree that the "Kendall Discount Amount" shall be the following:

                    (A) If the  dollar  amount  payable  by  Kendall  under  all
               Kendall Purchase Orders (as defined below) equals or exceeds $3.4 million, then the Kendall Discount Amount shall be zero.

                    (B) If the  dollar  amount  payable  by  Kendall  under  all
               Kendall Purchase Orders is $3 million or less then the Kendall Discount Amount will be equal to the original face amount of the Promissory Note. Accordingly, in such event, no payment of principal or interest shall be required under the Promissory Note; but Seller in no event shall be liable for any payment to Buyer on account of the Kendall Discount Amount, regardless of whether any portion of the Promissory Note then remains outstanding, and regardless of any offsets, adjustments, or other reductions of the Promissory Note. Buyer shall look solely and exclusively to the Promissory Note, if any, to the extent it then exists, for compensation for the Kendall Discount Amount, and in no event shall look to Seller for any sum with respect thereto.

                    (C) If the  dollar  amount  payable  by  Kendall  under  all
               Kendall Purchase Orders is greater than $3 million but less than $3.4 million, then the Kendall Discount Amount shall equal the "Applicable Percentage" as defined below, multiplied by the original face amount of the Promissory Note.

               The "Applicable Percentage" is the percentage that equals 60% minus 1% for each increment of $6,666.67 that is payable by Kendall under all Kendall Purchase Orders combined in excess of the first $3 million of Kendall Purchase Orders up to a maximum of $3.4 million of Kendall Purchase Orders, such that the Applicable Percentage is 60% if the Kendall Purchase Orders total $3 million and the Applicable Percentage is reduced to 0% if the Kendall Purchase Orders is $3.4 million or more.

               The term "Kendall  Purchase  Orders" means and is limited to only
          (1) those binding and noncancellable purchase orders for Kendall Products (and no other Products) that specify delivery on or prior to September 30, 1997 that are submitted by Kendall to Seller prior to Closing, and which are outstanding and unshipped as of the date of Closing and which Kendall permits Buyer to fulfill or which Seller fulfills through purchases from Buyer pursuant to the provisions of
          Section 1.1(c) hereof; plus (2) those binding and noncancellable orders for Kendall Products (and no other Products) that specify delivery on or prior to September 30, 1997 that are submitted by Kendall to Buyer after Closing but prior to July 1, 1997. Amounts payable by Kendall under the Kendall Purchase Orders for purposes of this Agreement and the Promissory Note include and are limited solely to the price payable by Kendall for Kendall Products under Kendall Purchase Orders, net of use and sales taxes, freight, and handling charges.

               Beginning with the Buyer's fiscal quarter ending about February 28, 1996, Buyer agrees to provide Seller with a quarterly report for each quarter during the Kendall Contract Term through May 31, 1997 (or the date of the Final Report, as defined below, if earlier), indicating the amount of Kendall Purchase Orders outstanding at the end of the subject quarter and a cumulative total of Kendall Purchase Orders, together with a copy of the Kendall Purchase Orders submitted to Buyer during such quarter. Such quarterly report shall be submitted within thirty (30) days after the end of the quarter to which the report relates. Buyer shall deliver to Seller a report similar to a quarterly report covering the month of June, 1997, on or before July 31, 1997. Such report or any early quarterly report that reflects that the total of all Kendall Purchase Orders exceeds $3.4 million is referred to herein as the Final Report. The Final Report shall be accompanied by a statement by Buyer as to the amount, if any, of the Kendall Discount Amount, and, if and to the extent the Promissory Note is then due and payable and unpaid, a check in payment of such Promissory Note in the amount due thereunder. Unless Seller gives Buyer written notice that Seller disputes Buyer's determination and/or demand as reflected in the Final Report or desires to inspect Buyer's relevant records as hereinbelow permitted (such a notice called a "Dispute Notice"), Buyer's determination and demand as reflected in the Final Report shall be final, binding and conclusive and in such event the date of the Final Report shall be deemed to be the "Determination Date". If Buyer gives Seller a Dispute Notice then the final determination of the Kendall Discount Amount shall be made either by the mutual written agreement of Buyer and Seller (in which case the date of such agreement shall be the "Determination Date") or pursuant to a final award or judgment of an arbitration board or court of competent jurisdiction after expiration of all rights of appeal (in which case the date that is ten (10) business days after the date of such award or judgment shall be the "Determination Date"). After Closing until the Determination Date, Seller shall have the right, exercisable where Buyer's financial and customer order records are regularly maintained during Buyer's normal business hours, to inspect and copy, at Seller's expense, the original copies of such Kendall Purchase Orders and any relevant correspondence or other business or financial records of Buyer pertaining to Buyer's sale of Kendall Products during the Kendall Contract Term.

               The Kendall Discount Amount is intended to operate  independently of, and shall not affect or diminish Seller's liability for breach of any representation, warranty or covenant under this Agreement, including, without limitation, Section 2.11(e) hereof or the affiants' respective liability under the three affidavits annexed as Exhibit C hereto, for misrepresentation thereof except to the extent that the application of the Kendall Discount Amount may mitigate damages with respect thereto.

               (ii) Notwithstanding any provision to the contrary in the Promissory Note or any other document or instrument between the parties, the Buyer shall have the right in its discretion, by written notice to offset the following amounts from and against, and to reduce any and all amounts it owes or may owe under the Promissory Note, and thereby reduce the amount of principal and interest it may owe under the Promissory Note, to be applied first to any outstanding interest accrued thereon, and then to the principal amount thereof:

                    (A) Any amounts  that the Seller is  obligated to pay to the
               Buyer and its assigns pursuant to the terms of the indemnification provisions contained in Article 7 of this Agreement, but only if either (i) Buyer and Seller mutually agree or (ii) an order, award or judgment of an arbitration board or court of competent jurisdiction then has been issued adjudicating Buyer's right to such indemnification. If any such order, award or judgment has not yet become final and non-appealable then Buyer may claim an offset in the amount thereof, but if, on appeal, and following the expiration of any further rights of appeal, Buyer is determined not to be entitled to all or the full amount claimed as an offset, Buyer shall remain liable on the Promissory Note (including all interest thereon through the date of payment, notwithstanding any earlier due date of the Promissory Note) for the disallowed portion of the claimed offset to the extent Buyer would otherwise be liable on the Promissory
               Note if the claimed offset had not been made; and

                    (B) If an "Environmental Claim," as defined below, is or has been asserted by Buyer against Seller prior to or as of the date on which the Promissory Note becomes due and payable, and remains unpaid by Seller as of such date, then Buyer may make a reasonable estimation of the out-of-pocket "Losses" as defined in
               Section 7.1 hereof it has incurred and expects to incur in the future in connection with the subject matter that forms the basis of such "Environmental Claim" and Buyer may claim an offset in the amount of such Losses against the Promissory Note. If the actual amount of all Losses incurred by Buyer in connection with such Environmental Claim is ultimately determined through mutual agreement by Buyer and Seller in writing or by a final award or judgment as to which all rights of appeal have expired, issued by an arbitration board or court of competent jurisdiction adjudicating the amount as a result of indemnification, if any, which Seller is obligated to pay to Buyer in connection with such Environmental Claim under this Agreement to be less than the offset claimed by Buyer under the Promissory Note on account of such Environmental Claim then Buyer shall remain liable on the Promissory Note for the portion of the claimed offset to the extent Buyer would otherwise be liable on the Promissory Note if the claimed offset had not been made; and

                    (C) Any amounts  that are due and  payable,  and unpaid,  by
               Seller to Buyer under that certain Wound Care Promissory Note of even date herewith in the principal amount of $100,000.

               An "Environmental Claim" is a claim for indemnification in a known or unknown amount asserted by Buyer pursuant to the indemnification provisions contained in Article 7 of this Agreement on account of the breach, or alleged breach, by Seller of the covenants contained in Section 4.10 of this Agreement or on account of the breach, or alleged breach, of any representation or warranty contained in Section 2.19 of this Agreement which involves or is based on or arises in connection with a demand made of or requirement imposed on Buyer by a third-party or a governmental entity or which is based on an environmental condition or suspected condition reflected in the written findings, opinions or judgment of a licensed environmental engineer. For purposes of the Promissory Note only, and without prejudice to any broader rights of Buyer under this Agreement, Buyer's estimate of out-of-pocket Losses it has incurred and may incur in connection with an Environmental Claim shall be supported as to amount by reference to an invoice, third party demand or cost estimate or other third party documentation, law, rule or regulation.

         1.3 Inventory. A physical count of the Inventory was conducted by Seller, and by Buyer on December 2, 1995. The value of the Inventory determined in the manner provided in this Section 1.3 is herein referred to as the "Inventory Value." Buyer has prepared a report of the physical count of the Inventory and determined the aggregate value of such Inventory by extending the physical count based on the cost sheets attached hereto in Schedule 1.3(a) and deducting the value (calculated in the foregoing manner) of any Inventory shipped or otherwise disposed of by Seller after the physical count of such Inventory was made. Seller has approved such schedule and it forms the basis for calculation of the Inventory Value. The parties agree that the Inventory Value is $545,642.32. Such value has been calculated by ascribing no value or portion of the Inventory Value to the following: (a) the catalog items specified on
Schedule 1.3(b) because such items are obsolete or not readily useable by Buyer,
(b) damaged inventories and inventory that do not conform to Seller's current product or process specifications or were not manufactured in compliance with applicable rules and regulations promulgated by the U.S. Food and Drug Administration as specified on Schedule 1.3(b), and (c) the catalog items specified in Schedule 1.3(c) hereto in excess of the quantities indicated on such schedule (the "Excess Inventories") because such indicated quantities constitute the limit of slow moving items to be purchased. The Inventory Value as of December 2, 1995 was agreed by the parties to be $525,000.00 and it was adjusted as of the Closing Date to reflect shipments of $6,912.78 after December 2, 1995, and the receipt of raw material inventories of $25,460.32 after December 2, 1995, and the shipment of $2,094.79 in finished goods inventory from Seller's California warehouse to its Hammonton, New Jersey facility. The parties agree that for purposes of this Agreement, inventory in transit from a supplier or subject to an outstanding but unfulfilled Purchase Order issued by Seller to a supplier as of the time of Closing is not included within the meaning of "Inventory" or in the Inventory Value. However, all of Seller's rights in inventory in transit and/or otherwise subject to such a Purchase Order (and not included with in the meaning of "Inventory") shall be transferred and assigned to, and the outstanding and unfulfilled obligations of Seller relating thereto assumed by, Buyer at Closing.

         1.4 Allocation of Consideration. Buyer and Seller have agreed that the consideration for the Assets will be allocated in accordance with Schedule 1.4 attached hereto. Buyer and Seller agree to use such allocation in reporting the terms of the transaction contemplated by this Agreement to the United States Internal Revenue Service and any other relevant taxing authorities.

         1.5 Seller's Liabilities.

         (a) At the effective time of Closing, Buyer shall assume responsibility for discharging all of the obligations and liabilities of Seller outstanding in connection with the Sales Orders subject to Section 1.1(c), Assumed Contracts and Purchase Orders, in each case solely to the extent of unperformed obligations of Seller not required to be performed prior to Closing or unperformed pursuant to the written agreement of Buyer and Seller (collectively the "Assumed Liabilities"). Except for the foregoing liabilities, Buyer is not assuming and shall not be liable or responsible for any of the obligations, debts, commitments, or liabilities of any nature whatsoever of the Seller, or arising or based on occurrences before the effective time of Closing relating to the Assets, Products, or Business or operation of Seller such as, without limitation:

               (i) liabilities or obligations of Seller arising out of any claim, demand, cause of action, lawsuit or other proceeding that has been made prior to the Closing Date, or that is pending as of the Closing Date, or that arises exclusively out of Seller's operation of the Business prior to the Closing Date and is not in any respect based on Buyer's operation of the Business after the Closing regardless when such claim is or may be asserted;

               (ii) any liability of Seller for federal, state or local taxes arising in connection with the sale of the Assets and any liability of Seller for income, sales, use, excise, FICA, and other employment taxes arising on or prior to the Closing Date with the exception of any and all sales, use or excise taxes arising in connection with this transaction, which liability, if any, shall be discharged by Buyer.

               (iii) any and all liabilities for product liability or other tort claims relating to any goods sold or distributed by Seller prior to Closing regardless of the time such claim is asserted and any and all liabilities for product liability or other tort claims relating to any goods manufactured by Seller and sold by Buyer within 120 days after the Closing Date;

               (iv) any warranty claims respecting any Products sold by Seller prior to Closing regardless of the time such warranty claim is asserted;

               (v) any and all  liabilities  for any  default  by  Seller in the performance of, or breach by Seller, of any agreement, contract, commitment or obligation of Seller required to be performed prior to the Closing Date except for those unperformed obligations the performance of which was delayed by written agreement of Buyer and Seller;

               (vi) any obligation or liability of Seller to any customer to pay a volume discount for purchases made by any purchaser of goods sold by Seller before the Closing Date;

               (vii) any salary, benefits, commissions or any other obligation or liability of Seller to any employee, agent or independent sales representative engaged or employed by Seller at any time prior to Closing or with respect to any employee benefit plan; and

               (viii) any claim, demand, cause of action, lawsuit or other proceeding arising solely out of Seller's operations prior to the Closing Date concerning the handling, management, storage, disposal, or treatment of hazardous or solid waste on or outside of the Seller's business premises, regardless of the time such proceedings are asserted.

         (b) Seller shall pay and discharge all of Seller's debts, obligations, and liabilities respecting the Business (other than the Assumed Liabilities) and liabilities which are required to be discharged at or prior to Closing to enable Seller to convey free and clear title to the Assets to Buyer.

         1.6 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place on or about December 7, 1995 at the offices of Carrington, Coleman, Sloman & Blumenthal, L.L.P., 200 Crescent Court, Suite 1500, Dallas, Texas 75201 (the date on which Closing occurs hereinafter called the "Closing Date"). All funds, documents, instruments, and other agreements to be delivered, and acts to be taken, at Closing shall be deemed to be delivered simultaneously effective as of the start of business on the Closing Date, notwithstanding that certain deliveries required to be made on the Closing Date are not actually delivered until December 8, 1995.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER


         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date:

         2.1 Organization, Standing, etc. of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly licensed or qualified to do business in, and is in good standing in, all jurisdictions in which the character of property or Assets now owned or leased by it or the activities of the Business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect upon the Business. Seller has all requisite corporate power and authority to own the Assets and to conduct the Business in the manner heretofore conducted.

         2.2 Authority, Binding Effect. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, certificates and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such other agreements, certificates and instruments as are contemplated herein or executed pursuant hereto and the transactions contemplated hereby and thereby have been duly authorized by all necessary action of the board of directors of Seller; and this Agreement and such other agreements, certificates and instruments have been duly executed and delivered by duly authorized officers of Seller, and constitute, or when executed and delivered will constitute, the valid, legal and binding obligation of Seller, enforceable against Seller, in accordance with their terms. Seller is not a party to any proceedings in any court under the United States Bankruptcy Code or any other insolvency or debtor's relief law, whether state or federal, or involving the appointment of a trustee, receiver, liquidator or assignee for Seller or any of its properties. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the written consent of the holders of at least 51% of the common stock of Seller. No further consent, authorization or approval of the shareholders is required to authorize the execution and delivery of this Agreement or the transaction contemplated hereby under applicable law, Seller's governing corporate documents, agreements to which Seller is a party or otherwise. On the date hereof and at the time of Closing, a total of 8,745,867 shares of common stock are, and will be, issued and outstanding.

         2.3 Compliance with Other Instruments and Laws, etc. The execution and delivery of this Agreement and the other agreements, certificates and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, be in conflict with, constitute a default under, or create any lien or other charge or encumbrance on any Asset, any provision of the Certificate of Incorporation or By-Laws of Seller, or any contract, security agreement, instrument, judgment, decree, order, statute, rule of governmental regulation applicable to Seller or any of the Assets. No consent, approval or authorization of, or declaration or filing with, any governmental or regulatory authority or agency, whether federal, state or local, is required of Seller under existing law in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except for consents that have been obtained and are reflected on Schedule 2.3(a) hereto, no consent of any other entity, or person is required in connection with the execution, delivery or performance by Seller of this Agreement or the consummation by Seller of any of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements to which Seller is a party, except to the extent the failure to obtain such consent would not have a material adverse effect on the Business or Seller. Except to the extent set forth on Schedule 2.3(b) hereto, Seller is in compliance, in all material respects, with all federal, state, local and foreign laws, ordinances, codes, regulations, orders, requirements, standards or procedures which are applicable in any material respect (taken individually or in the aggregate) to the Assets or the Business including those promulgated by the United States Food and Drug Administration ("FDA"), except to the extent that non-compliance does not have a material adverse effect on the Business, the Assets, or Seller. The premises subject to the Real Property Lease have been duly registered with the FDA and any other governmental authorities as may be required under the applicable law.

         2.4 Legal  Proceedings.  Except as set forth on  Schedule  2.4  hereof,
Seller is not a party to any pending or, to the best knowledge of Seller, threatened action, suit, proceeding or investigation at law or in equity or otherwise in, for or by any court or governmental board, commission, agency, department, arbitrator, or officer which is reasonably likely to materially and adversely affect the ownership of the Assets or which questions the validity of this Agreement or any of the actions to be taken pursuant hereto. Seller is not subject to any order, arbitration award, judgment, decree or governmental restriction which would prevent the transactions contemplated by this Agreement. There are no outstanding orders, arbitration awards, writs, injunctions or decrees of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency, arbitration panel or instrumentality which could adversely affect the ownership of the Assets.

         2.5 Title to and Condition and Location of Assets. When transferred as provided herein, Buyer will receive good title to all of the Assets, free and clear of all title defects, liens, security interests, charges, encumbrances, and conditional sale and title retention agreements except the lien for property taxes on the tangible Assets which are not yet due and payable. The Assets constitute all of the assets now used, held for use or reasonably required by Seller in its operation of the Business. On the date hereof all of the Equipment is, and on the Closing Date all of the Equipment will be, functioning in a normal manner and all major items of Equipment have been periodically maintained. All of the tangible Assets are located at the locations set forth on
Schedule 1.1(a)(i).

         2.6 Insurance. Attached as Schedule 2.6 is a correct and complete copy of the declaration page of all product liability insurance policies currently insuring the Assets or Business and all applications and binders for such policies of which Seller is (or will be on issuance of any applied for policy) the beneficiary (collectively, the "Insurance Policies"). A correct and complete copy of the Insurance Policies and a list of all claims made under the Insurance Policies since January 1, 1993, has been furnished to Buyer. Except as noted on
Schedule 2.6 the Insurance Policies are in full force and effect, all premiums due on the Insurance Policies or renewals thereof have been paid, and Seller is not in default under any of the Insurance Policies. Seller has not received, since September 9, 1995, any notice or other communication from the issuer of any of the Insurance Policies canceling or materially, adversely amending any of the Insurance Policies, materially increasing the deductibles thereunder, or materially increasing the premiums payable therefor, and, to the best of Seller's knowledge, no such cancellation, amendment or increase in deductibles or premiums is threatened.

         2.7 Intellectual Property. A list and brief description of all of Seller's trademarks, trade names, logos, service marks, registered copyrights, patents and applications for any of the foregoing which are used by Seller in the Business, including any used pursuant to a license agreement, is set forth on Schedule 2.7 hereto. Except as set forth on Schedule 2.7 hereto, Seller owns the entire right, title and interest to all Intellectual Property, and no rights or licenses have been granted to others with respect to any such Intellectual Property. A copy of all trademark and service mark registrations, licenses, patents and other written documents or agreements relating to or granting Seller the right to use any of the Intellectual Property have been provided to Buyer by Seller. Except as set forth in Schedule 2.7, no proceedings are pending or have been threatened, which challenge Seller's ownership or use of any Intellectual Property and Seller has no notice or information that anyone is challenging or calling into question Seller's ownership of or right to use the Intellectual Property. Seller does not know of any infringement of any of the Intellectual Property, by any person or entity.

         2.8 Conflicting Purchase Agreements. Except as reflected on Schedule 2.8, Seller is not a party to any presently binding letter of intent or other writing contemplating a commitment, nor does Seller have any commitment or legal obligation to any other person or entity to merge or consolidate Seller, or sell, assign or transfer the Assets or the Business.

         2.9 Taxes. Seller does not owe any sales or use tax to the state of New Jersey or any agency or department thereof arising as a result of operation of the Business. To the best of Seller's knowledge, without independent inquiry of any taxing authority, no taxing authority is presently asserting any claim for the assessment of any additional tax liability affecting the Assets, except for items being contested in good faith by Seller which will not result in the imposition of any lien or charge on Buyer or on any of the Assets and Seller. All monies required to be withheld by Seller from employees of the Business for income taxes, social security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose.

         2.10 Inventory. The cost sheets included on Schedule 1.3 accurately state the Seller's standard cost of manufacturing the finished goods portion of the Inventory. Except for any items excluded in the physical inventory described in Section 1.3 hereof, the finished goods Inventory is in good condition and is saleable in the ordinary course of Seller's business. The work in process and raw materials Inventory is capable of being processed at ordinary costs and by ordinary procedures (i.e. consistent with Seller's historic practices) into finished goods. Except as reflected on Schedule 2.10, all of the Products sold by Seller are manufactured by Seller. Except as reflected on Schedule 2.15 hereto, Seller is not obligated to pay any refund or rebate to customers for Products sold to such customers pursuant to any rebate or discount program offered by Seller. The above representations and warranties do not apply to the Inventory described on Schedule 1.3(b) and, as to the Excess Inventory only,
Schedule 1.3(c), which Inventory is being sold "as is" with no representations or warranties whatsoever, express or implied.

         2.11 Contracts, Leases and Commitments.

              (a) Except as set forth on Schedule 2.11 Seller is not a party (through any written agreement) to, or subject to:

               (i) Any agreement (other than this Agreement) restricting competition or the use of confidential information or trade secrets directly or indirectly relating to the Business or the Assets, or in any way restricting Seller's right to manufacture or sell Products, executed by Seller or any employee, stockholder or agent of either of them;

               (ii) Any contract or arrangement not made in the ordinary course of business for the sale or use of Products;

               (iii) Any contract or arrangement granting to any person the license or right to use any of the Assets;

               (iv) Any contract, note, letter of credit or commitment of Seller evidencing or relating to indebtedness for borrowed money, or any guarantee thereof that is secured by the Assets or any of them;

               (v) Any distribution agreement, customer discount or pricing agreement, customer rebate or allowance agreement, private label ("OEM") agreement, material supply or customer agreement, material sales order, group buying agreement, or manufacturing agreement, in each case with respect to the Business or Assets;

               (vi) Any other unexpired contract, offer or commitment that is out of the ordinary course of business directly relating to and that is material to, the manufacturing, marketing, promotion, distribution, or sale of Products or the Business or the Assets;

               (vii) Any lease of real estate in New Jersey to which Seller is a party; or

               (viii) Any lease of tangible personal property which constitutes an Asset to which Seller is a party.

              (b) As to the leases and other contracts listed on Schedule 2.11, other than contracts with customers and suppliers, and except as otherwise disclosed on Schedule 2.11:

               (i) Each lease and other contract is a valid and binding agreement of Seller and Seller has no reason to believe that any such lease or contract is not a valid and binding agreement of the other parties thereto;

               (ii) Seller has fulfilled all material obligations required pursuant to the leases and contracts to have been performed by it prior to the date hereof;

               (iii) Seller is not in material breach of or in material default under any lease or contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default or result in a loss of material rights thereunder;

               (iv) To the best of Seller's knowledge, there is no existing material breach or default by any party to any lease or contract, and no event has occurred which with the passage of time or giving of notice, or both, would constitute such a default by such other party or result in a loss of material rights thereunder or pursuant thereto;

               (v) No renewal option under any lease has been exercised, none of the leases imposes any restriction that would materially interfere with the continued operation of the Business and there is no pending or, to the best knowledge of Seller, threatened eminent domain, taking or condemnation that will or may affect any of the properties that are the subject of any of the leases; and

               (vi) No such written contract or lease, by its terms will terminate or be terminable, or will be subject to invalidation by the other party thereto, by virtue of the transactions contemplated in this Agreement.

              (c) As to the  contracts  with  customers or  suppliers  listed on
Schedule 2.11, and except as otherwise disclosed on Schedule 2.11:

               (i) Each such contract between Seller and its customer or supplier is a valid and binding agreement of Seller, and Seller has not received any written notice that any such contract will be rescinded or prematurely terminated;

               (ii) Thomas F. Reiner, Joseph Barbrie and W. Samuel Veazey, all of whom are officers of Seller, have executed affidavits annexed hereto as part of Schedule 2.11, indicating their state of knowledge regarding certain specific customers and suppliers, and their absence of knowledge of any impending or threatened termination of any written or oral contract, agreement or relationship between Seller and a supplier or customer of Seller. Seller hereby represents and warrants that the content of each such affidavit, insofar as it asserts the knowledge or lack of knowledge of the affiant (as opposed to the empirical truth of the matters asserted), is true and accurate. It is understood, however, that many of the relationships with customers and suppliers are oral, and that it is not possible comprehensively and exhaustively to identify every instance and event which constitutes, or in retrospect may be deemed to constitute, a breach of any such oral or written contract. Rather, these affidavits, and this representation and warranty, are intended to document those breaches, potential or actual, which are readily apparent to such individuals, without any assurance that the list is comprehensive or exhaustive; and

               (iii) The parties acknowledge and agree that the relationships between Seller and its various customers and suppliers have elements of personal relationships involved, as well as a history of a course of dealing; that Seller in most instances has committed actions and/or omissions that may constitute a default therein; and that Seller can supply no assurances whatsoever that such relationships will continue between any such customer or supplier and Buyer after the consummation of the transactions herein contemplated. Rather, by means of the individual affidavits described in clause (ii) above, Seller has provided information to Buyer that, whatever the faults, breaches and problems inherent in such relationships, such individual affiants are unaware of any expressed intent by any such customer or supplier to respond or react to such faults, breaches and problems by termination of the relationship.

              (d) Correct and complete copies of all written leases and other written contracts listed on Schedule 2.11, and all amendments thereto, have been delivered to Buyer. Seller has not assigned or conveyed any interest in any such contract or lease.

              (e) A true and correct copy of the Kendall Contract, and all amendments and modifications thereto, is attached hereto as part of Schedule
2.11 and there are no side agreements or verbal understandings with respect thereto. Seller represents that neither party thereto is in material breach of its obligations under the Kendall Contract or has given or received written notice of such breach except as disclosed on Schedule 2.11 hereof. No Products are covered under or subject to the Kendall Contract except those explicitly described in writing in the Kendall Contract. Seller's sole, uncured defaults under the Kendall Contract consist of matters disclosed on Schedule 2.11 hereto.

              (f) A true and correct copy of that certain promissory note on the original principal sum of $378,770.36, payable by Seller to Gerald S. Kramer, and all amendments and modifications thereto, and all financing statements and security agreements and other documents creating or evidencing any lien or purported lien on any of the Assets respecting such indebtedness is attached hereto as part of Schedule 2.11 and there are no side agreements or verbal understandings with respect to the foregoing other than as disclosed in Note 12 of Seller's financial statements dated February 28, 1995. To the knowledge of Seller, Gerald S. Kramer is the holder of such note and the purported liens relating thereto. All financing statements filed of record that secure or purportedly secure said note are described on Schedule 2.11 hereto. The outstanding balance, taking into account offsets claimed by Seller in the amount of $360,482.00, is $18,288.36. Mr. Kramer has agreed to forego all interest on such note plus accrued and unpaid interest under such note as of the date of Closing.

         2.12 Seller's Brokers, Finders. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Buyer in such manner as not to give rise to any valid claim against Buyer for a brokerage commission, finder's fee or any like payment.

         2.13 Product Warranties and Returns. Schedule 2.13 attached hereto and made a part hereof sets forth a list and brief description of or (with respect to (i) below) copies of (i) any written warranties or guaranties generally made by Seller in the ordinary course of operating the Business as of the Closing Date relating to any of the Products (and Seller has provided Buyer with copies of Seller's standard forms of sales contracts for sale of the Products), (ii) any holdbacks, retentions or contingent payouts under any Sales Orders, and
(iii) any claims asserted by customers under or in respect of any Sales Orders.

         2.14 Prepayments and Deposits. Except as set forth on Schedule 2.14 hereto, Seller does not have any prepayments or deposits from customers for Products to be shipped or services to be performed by Seller in the future or prepaid inventory purchase orders.

         2.15 Operating and Financial Information.

              (a) The general payment terms and conditions on which the Products are sold by Seller to Seller's customers are set forth on Schedule 2.15 hereto. The following financial and operational information has been provided by Seller to Buyer (and signed by Buyer and Seller) and accurately and fairly reflects the financial condition and operations of Seller relating to the Business:

               (i) A list setting forth the names and addresses of all currently authorized distributors and all current customers who purchase the Products and the current prices at which such Products are sold to each and the terms of such agreements; and

               (ii) Schedules setting forth the total amount of all net sales for each Product, listed by product code, sold by Seller by month for the months of March, 1995 through November, 1995, and the gross profit for such Products during such period.

              (b) The cost sheets attached in Schedule 1.3 hereto: (a) have been prepared in accordance with the books and records of Seller's wound care product line maintained in the ordinary course of its business; (b) have been prepared in accordance with standard cost accounting principles consistently applied; (c) present fairly the information contained therein as of the dates indicated; and
(d) are true, complete and correct.

              (c) Except for the Abco Agreement, there are no volume discount agreements between Seller and any customer or distributor. Seller represents to Buyer that Seller's customers with whom it has rebate agreements normally sell substantially all inventory they purchase from Seller to end users within a month after purchase from Seller. Copies of all of the rebate agreements have been provided by Seller to Buyer and initialled by the parties.

              (d) Attached as part of Schedule 1.1(c)1 hereto are written confirmations of the scheduled delivery dates of certain of the supplies and raw materials subject to the Purchase Orders, referenced by purchase order invoice, from certain vendors of such supplies and raw materials.

         2.16 Books and Records. The lists of customers, distributors, customer credit applications, suppliers, the payment and credit history of such customers and distributors, all Product, business and marketing records, all customer product complaints, all records required to be maintained by and filings made with the U.S. Food and Drug Administration, Seller's employee manual, and any descriptions, summaries or copies of employee benefit plans relating to employees at Seller's Hammonton, New Jersey plant, and all other files, business records and books and ledgers of Seller relating to the Business are true and accurate in all material respects to the best of Seller's knowledge.

         2.17 Accounts Receivable. A true and correct copy of Seller's accounts receivable aging report dated October 31, 1995 for the Business has been provided by Seller to Buyer.

         2.18 Employee Relations. With respect only to Seller's New Jersey employees:

              (a) Seller is in material compliance with all federal, state, local and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrearages in the payment of wages or taxes or workers' compensation assessments or penalties.

              (b) None of Seller's  employees are represented by any labor union or covered by a collective bargaining agreement; there is no unfair labor practice complaint against Seller pending before the National Labor Relations Board of any state, foreign or local agency; there is no pending labor strike or other material labor trouble or grievance affecting Seller (including but not limited to any organizational campaign); and except as set forth on Schedule
2.18 hereto, there is no pending litigation or other proceeding or, to the best of Seller's actual knowledge based on inquiry of Seller's New Jersey plant manager, Buck Kimber (who shall not be required to make any inquiry), any basis for any unasserted claim against Seller by any person or entity relating to employment, including but not limited to claims for contract, tort, discrimination, employee benefits, wrongful termination and any and all common law or statutory claims.

         2.19 Environmental Compliance.

              (a) Seller has obtained all permits, licenses, and other authorizations required under Environmental Laws (as defined below), except as set forth in Schedule 2.19 hereto. Schedule 2.19 hereto sets forth a correct and complete list of all such permits, licenses, and other authorizations obtained by Seller, copies of which have been delivered to Buyer. Seller is in full compliance with all terms and conditions of such permits, licenses, and other authorizations.

              (b) Except as indicated on Schedule 2.19, none of Seller or any of its employees, or to the best of Seller's knowledge any of its other agents, or contractors or subcontractors have used, generated, processed, stored, transported, recycled, Released (as hereinafter defined) or otherwise handled any Hazardous Materials (as defined below) at or from the real property leased by it in Hammonton, New Jersey, except as permitted by law. Except as set forth on Schedule 2.19 Seller is and has been in compliance with all Environmental Laws with respect to its use of property leased in Hammonton, New Jersey. Seller has not received any written notice from any governmental authority or any other person related to any actual, threatened, or potential Release or presence of any Hazardous Materials or any non-compliance with any Environmental Laws at or from the real property leased by it in Hammonton, New Jersey.

              (c) As used herein "Hazardous Materials" include any (i) "Hazardous Waste" as defined by The Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder; and "Hazardous Substance" as defined by The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), as amended from time to time ("CERCLA"); and "Hazardous Substance" as defined by the New Jersey Spill Compensation and Control Act, N.J.S.A., 58:10- 23.11b.; and regulations promulgated thereunder;
(ii) asbestos; (iii) polychlorinated biphenyls; (iv) any substance, the presence of which on the premises of Seller's business, is prohibited by applicable law;
(v) oil, petroleum or any petroleum products or by-products; (vi) any other substance which, according to applicable law, requires special handling or notification of any Federal, state or local governmental entity in its collection, processing, handling, storage, transport, treatment or disposal or exposure thereto; (vii) any substance, which if not properly disposed, may pollute, contaminate, harm or have any detrimental effect on the environment;
(viii) underground storage tanks, whether empty, filled or partially filled with any substance; and (ix) any other pollutant, toxic substance, hazardous substance, hazardous waste, hazardous material or hazardous substance as regulated by or defined in or pursuant to any Environmental Law, whether existing as of the date hereof, previously enforced, or subsequently enacted.

              (d) As used herein,  "Release"  shall mean any spilling,  leaking,
pumping,  pouring,  emitting,  emptying,   discharging,   injecting,   escaping,
leaching, dumping or disposing.

              (e) As used herein, "Environmental Laws" shall mean any environmental or health and/or safety-related law, regulation, rule, ordinance, or order at the Federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted, including but not limited to: (i) CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601 et seq.; (ii) Solid Waste Disposal Act, as amended by RCRA, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et seq.; (iii) Federal Water Pollution Control Act of 1972 as amended by the Clean Water Act of 1977, as amended, 33 USCA 1251 et seq.; (iv) Toxic Substances Control Act of 1976, as amended, 15 USCA 2601 et seq.; (v) Emergency Planning and Community Right-to-Know Act of 1986, 42 USCA 11001 et seq.; (vi) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USCA 7401 et seq.; (vii) National Environmental Policy Act of 1970, as amended, 42 USCA 4321 et seq.; (viii) Rivers and Harbors act of 1970, as amended, 33 USCA 401 et seq.; (ix) Endangered Species Act of 1973, as amended, 16 USCA 1531, et seq.; (x) Occupational Safety and Health Act of 1970, as amended, 29 USCA 651 et seq.; (xi) Safe Drinking Water Act of 1974, as amended, 42 USCA 300 (f) et seq.;
(xii) the New Jersey Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, as amended, N.J.S.A., 12:1K-6 et seq. ("ISRA"); (xiii) the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A., 58:10-23.11b et seq.; (xiv) the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et seq.; (xv) the New Jersey Solid Waste Management Act, as amended, N.J.S.A. 13:1E-1 et seq.; (xvi) the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq.; and (xvii) any and all laws, regulations, and executive orders, federal, state and local, pertaining to environmental matters, as the same may be amended or supplemented from time to time, and any other federal, state, or local law, regulation, rule, ordinance or order, whether currently in existence or hereafter enacted which governs:

               (i) the existence, cleanup and/or remediation of toxic or Hazardous Materials;

               (ii) the Release, emission, discharge or presence of Hazardous Materials into or in the environment;

               (iii) the control of Hazardous Materials; or

               (iv)  the  use,  generation,   transport,   treatment,   storage,
          disposal, removal or recovery of Hazardous Materials.

         2.20 Disclosure. Seller has disclosed to Buyer all facts material to the transactions described in this Agreement. No representation or warranty by Seller contained in this Agreement and no statement contained in any certificate, exhibit, schedule, list or other document furnished to Buyer contains any untrue statement of a material fact.


                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER


         Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date the following:

         3.1 Organization, Standing, etc. of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Buyer has all requisite corporate power and authority to acquire the Assets and conduct the Business to be transferred hereunder.

         3.2 Authority, Binding Effect. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, certificates and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement and such other agreements, certificates, and instruments have been duly executed and delivered by duly authorized officers of Buyer and constitute or when executed and delivered will constitute, the valid, legal and binding obligation of Buyer, enforceable against Buyer, in accordance with their terms. Buyer is not a party to any proceedings in any court under the United States Bankruptcy Code or any other insolvency or debtor's relief law, whether state or federal, or involving the appointment of a trustee, receiver, liquidator or assignee for Buyer or any of its property.

         3.3 Compliance with Other Instruments and Laws, etc. The execution and delivery of this Agreement and the other agreements, certificates and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, be in conflict with, or constitute a default under, any provision of the Certificate of Incorporation or By-laws of Buyer, or any contract, security agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to Buyer. No consent, approval or authorization of, or declaration or filing with, any governmental authority or agency, whether federal, state or local, is required of Buyer under existing law in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. Except for consents that have already been obtained or that will be obtained at Closing, no consent of any other entity, or person is required in connection with the execution, delivery or performance by Buyer of this Agreement or the consummation by Buyer of any of the transactions contemplated hereby, including without limitation, consents from parties to loans, contracts, leases or other agreements to which Buyer is a party, except to the extent the failure to obtain such consent would not have a material adverse effect on Buyer.

         3.4 Legal Proceedings. Buyer is not a party to any pending, or to the best knowledge of Buyer, threatened action, suit, proceeding or investigation at law or in equity or otherwise in, for or by any court or governmental board, commission, agency, department, arbitrator, or officer which questions the validity of this Agreement or any of the actions to be taken pursuant hereto. Buyer is not subject to any order, arbitration award, judgment, decree or governmental restriction which would prevent the transactions contemplated by this Agreement.

         3.5 Buyer's Brokers, Finders. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Seller in such manner as not to give rise to any valid claim against Seller for a brokerage commission, finder's fee or any like payment.


                                    ARTICLE 4
                            COVENANTS AND AGREEMENTS


         4.2 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary consistent with applicable laws and regulations to consummate the transactions contemplated under this Agreement.

         4.3 Press Releases. Buyer and Seller will cooperate in the issuance of any press releases or otherwise in making any public statements with respect to the acquisition herein contemplated. Except as otherwise required by applicable law, upon advice of counsel disclosed in advance to the other party, neither party shall issue any public statement or press release relating to the acquisition without providing the other party with 24 hours prior notice and an opportunity to comment upon such press release or public statement.

         4.4 Conflicting Agreements. Seller will not directly or indirectly solicit or encourage or initiate or authorize or knowingly permit any employee, officer, director, or other person to solicit, initiate, or encourage any inquiry, proposal or offer from any person to acquire the Business or any of the Assets directly or indirectly. The Seller shall promptly advise Buyer of the terms of any communications it may receive relating to any of the foregoing. Seller has taken appropriate steps to terminate all prior negotiations respecting the possible sale of the Assets or Business or Seller to any third party.

         4.5 Employee Matters.

              (a) Buyer is not assuming, and Seller shall retain, the obligations and liabilities of Seller of every nature whatsoever arising out of or in any way relating to Seller's employees arising prior to the Closing Date (regardless of when the Closing is deemed to be effective for accounting purposes) such as, without limitation, liabilities in connection with any employee benefit plan, compensation to any employee and vacation pay. Seller shall be responsible for discharging all obligations and liabilities to persons employed by Seller prior to the Closing Date, including, without limitation COBRA obligations. Seller agrees to pay all compensation owed to employees of Seller and related payroll taxes for all periods ending immediately prior to the Closing Date as of the Closing Date.

              (b) Buyer shall not be under any obligation to offer employment to any employees of Seller although it may do so in its own discretion. To the extent that Buyer in its sole discretion determines to offer employment to any employee employed by Seller as of the Closing Date, then Buyer shall be responsible for all salary and benefits of such employees from and after the date they become employees of Buyer, such salary and benefits to be determined by Buyer in Buyer's sole discretion.

              (c) Notwithstanding the provisions of Subsection 4.5(b) above, Buyer covenants and agrees that it will hire a sufficient number of employees (excluding part-time employees) of Seller effective as of the Closing Date, and take such other action as may be necessary or appropriate, so as to avoid any liability or potential liability on the part of Seller under the Worker Adjustment and Retraining Notification Act on account of termination of the employment of Seller's employees of the Business on the Closing Date without the prior notice to its employees and/or government authorities required by such act.

         4.6 Wilshire Account Receivable. The parties acknowledge that Seller is owed an account receivable from Wilshire Medical Products, a division of Wilshire Technologies, Inc. ("Wilshire") in the approximate outstanding amount of $60,000 which Wilshire has agreed to pay in installments on each occasion that Wilshire places an order for Seller's Products. The installments are to equal 25% of the price of the order being made. In order to assist Seller in collecting such account receivable, Buyer agrees that until such time as such account receivable has been paid in full, Buyer will not sell any Products to Wilshire unless Wilshire pays cash in advance for such Products to Buyer and simultaneously pays (by a separate check payable to Seller or a wire to Seller's account of immediately available funds) the required installment due on the account receivable owed to Seller. Seller agrees to advise Buyer immediately in writing of each installment on such account receivable that Seller receives.

         4.7 Transition Period. Seller agrees to cooperate fully with Buyer in the efficient transition of ownership of the Assets and the Business in such manner as will preserve the Business as a going concern from and after the date of this Agreement and continuing for 45 days after the Closing (the "Transition Period"). In connection with such transition:

              (a) From and after the Closing Date, Seller will refer all inquiries and purchase orders it receives regarding the Assets or Products to Buyer promptly in such manner as Buyer may reasonably instruct from time to time.

              (b) Seller will reasonably cooperate with Buyer to copy the following data pertaining to the Products from Seller's MIS System to Buyer's MIS System:

               (i) Customer lists and data;

               (ii) Contract lists and information; and

               (iii) Inventory and collection data.

In case any such data has been copied by Buyer, and Closing does not occur, Buyer will destroy all copies of such data.

              (c) Seller shall instruct its employees Thomas Reiner, Samuel Veazey and Joseph Barbrie to provide such services to Buyer in connection with the transaction contemplated herein, as are specified in their respective Noncompetition and Services Agreements attached hereto as Exhibits H, I and J, such duties to be performed as part of such employees' duties to Seller, and for compensation to be paid by Seller.

              (d) Seller shall use its best efforts to locate, obtain and deliver to Buyer as promptly as possible after the Closing the blueprints for the pleater machine at Buyer's cost.

              (e) The parties acknowledge that Seller has placed a $12,000 deposit on the purchase of a new pleater machine. Unless Buyer gives Seller written notice within sixty (60) days after the Closing Date that Buyer does not want to purchase such machine, Buyer shall pay Seller the amount of such deposit and Seller shall assign and transfer to Buyer in writing all of Seller's rights in and to such deposit on the earlier of written notice from Buyer to Seller requesting assignment of such rights or sixty days after the Closing Date. Buyer will be deemed to have elected to purchase such machine if it fails to give Seller written notice within sixty (60) days after the Closing Date that Buyer does not want to purchase such machine.

         4.8 Transitional Manufacturing. At Closing, Seller shall submit to Buyer a Purchase Order providing for payment net thirty (30) days in the form attached hereto as Exhibit A for the products specified in such Purchase Order at the prices specified in such Purchase Order. Seller represents to Buyer that the quantities of products covered by such Purchase Order could be made by Seller in the ordinary course of operation of its business, as conducted in the past, within a thirty (30) day period without increasing the amount of labor normally employed by Seller in manufacturing such products. Seller represents to Buyer that such prices are equal to Seller's standard cost for manufacturing such products as of the time of execution of this Agreement, a copy of which is attached hereto as Schedule 4.8 and that such standard cost has not changed since March 1, 1995. Buyer agrees to accept such Purchase Order effective at the time of Closing and to manufacture the products covered by such Purchase Order in Buyer's ordinary course of conducting business at the Hammonton, New Jersey facility following the Closing. Such inventory shall be sold to Seller FOB the Buyer's Hammonton, New Jersey facility. Seller shall bear the risk of loss for all such inventory as of the time shipment is commenced to Seller. Seller shall adequately insure such inventory against normal risks. Such products will be manufactured and sold to Buyer without any warranty of merchantability or fitness for any particular use or any other warranty, express or implied, of any kind; however, Buyer shall manufacture such products in accordance with Seller's good manufacturing practices as implemented by Seller prior to Closing. Seller agrees to indemnify Buyer from and against any and all costs, expenses, liabilities, damages, and expenses (including reasonable attorney's fees and court costs) incurred by Buyer in connection with the marketing and sale or disposition of such products. Seller and Buyer each agree to maintain products liability insurance covering such products at levels customary for such products and to name each other as an additional named insured under such insurance policy. Seller agrees that at the time of Closing, Seller will provide and deliver to Buyer all raw materials necessary for the manufacture of such products at the cost of such raw materials as are included in Seller's standard cost for such raw materials.

         4.9 Returns and Rebates.

              (a) Seller accepts the financial responsibility for all product returns associated with sales of Products prior to the Closing Date; provided, however, that Buyer hereby agrees to purchase from Seller any returned Products (except for Products that have been returned for quality reasons) which are resalable in the ordinary course of business at the same prices at which other similar Inventory items (by catalog number) are sold to Buyer under this

Agreement provided that the value of the Products so returned, determined by reference to the cost sheets and price lists set forth on Schedule 1.3 hereto, does not exceed $25,000. If the value of such Products exceeds $25,000, Buyer will reasonably cooperate with Seller to devise a means to enable Seller to resell such Products.

              (b) Seller shall retain all obligations in respect of rebates Seller has agreed to grant to distributors and customers for all Products sold to end users on or before the 30th day after the Closing Date (determined by reference to the invoice dates of sale), and Buyer shall have all responsibility for such rebate expense for Product sales to end users after such date. Seller agrees to promptly reimburse Buyer for any such amounts relating to an end user invoice dated on or before the 30th day after the Closing after the rebate is processed and paid by Buyer, upon submission to Seller of reasonable documentation and verification of such payment by Buyer. Buyer agrees to promptly reimburse Seller for any such amounts relating to an end user invoice dated after the 30th day after the Closing, after it is processed and paid by Seller, upon submission to Buyer of reasonable documentation and verification of such payment by Seller.

         4.10 Environmental Matters.

              (a) Seller has entered into that certain Remediation Agreement dated December 7, 1995, ISRA Case # 95384 between Seller and the New Jersey Department of Environmental Protection. The Seller hereby assumes responsibility for and shall comply with its obligations under such agreement and with the requirements of ISRA, including, but not limited Seller's obligation to disclose all areas of environmental concern to the State of New Jersey and any other parties required to be notified by state, federal or local law. Such disclosure obligation shall extend to, but shall not be limited to, disclosure to the New Jersey Department of Environmental Protection ("NJDEP") of the presence of two
(2) former underground storage tanks on the Premises, the above-ground heating oil storage tank on the Premises, the concrete pad used for drum storage on the Premises, the sanitary sewer on the Premises, and any asbestos containing material on the Premises. Seller shall promptly furnish to Buyer true, accurate and complete copies of any and all submissions made to NJDEP or any other entity and any and all documents, orders, directives, findings, correspondence, and other materials received from NJDEP, pertinent to the aforementioned compliance with ISRA as they are issued or received by the Seller. Seller shall also promptly furnish to Buyer true, accurate and complete copies of all sampling and test results submitted to NJDEP in connection with any ISRA filings.

              (b) Seller shall, at Seller's own expense, promptly comply with ISRA and all orders and directions of NJDEP and shall promptly implement and complete all required investigation and remedial activities to the satisfaction of NJDEP, which shall be evidenced by a "No Further Action Letter" from NJDEP, provided that Seller and Seller's agents and representatives shall cooperate with Buyer to minimize, to the extent practicable, the impact of ISRA compliance upon the ongoing operations of Buyer. Any required remedial action or cleanup shall meet the "residential" standards imposed now or as amended by NJDEP, unless NJDEP and the property owner agree to "non-residential standards".

              (c) Promptly upon execution of this Agreement, and subsequently promptly upon receipt by Seller or Seller's representatives, Seller shall deliver to Buyer: (i) all Environmental Documents (as defined below) concerning or generated by or on behalf of predecessors in title or former occupants of the premises subject to the Real Property Lease (the "Property"); (ii) all Environmental Documents concerning or generated by or on behalf of Seller respecting the Property, whether currently or hereafter existing; (iii) all Environmental Documents concerning or generated by or on behalf of current or future occupants of the Property, whether currently or hereafter existing; and
(iv) a description of all known operations, past and present, undertaken at the Property, and existing maps, diagrams and other Environmental Documents designating the location of past and present operations at the Property and past and present storage of hazardous or toxic substances, pollutants or wastes, or fill materials, above or below ground, in, on, under or about the Property or its environs. For purposes of this paragraph, the term "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Seller concerning the Property or its environs, including without limitation all sampling plans, environmental audits, Phase 1 reports, Phase 2 reports and reports supplemental thereto, cleanup plans, sampling results, sampling result reports, data diagrams, charts, maps, analyses, conclusions, quality assurance/quality control documentation, correspondence to or from NJDEP or any other municipal, county, state or federal governmental authority, submissions to NJDEP or any other municipal, county, state or federal governmental authority and directives, orders, approvals and disapprovals issued by NJDEP or any other municipal, county, state or federal governmental authority. Seller shall notify Buyer of any dangerous conditions on the Property, including without limitation conditions which due to the nature of any inspection or testing to be performed by or on behalf of Buyer may pose a dangerous condition to Buyer or Buyer's agents or representatives.

              (d) Environmental Matters That May be Completed Post-Closing. Seller shall, at Seller's own expense, complete the following items identified in this subsection to the satisfaction of Buyer promptly after the Closing Date.

               (i) Seller  shall  complete a thorough  review of records held by the Hammonton Town Engineer, the Atlantic County Health and Environment Department, and the New Jersey Department of Environmental Protection, that are related to Seller's operations and activities in Hammonton, New Jersey, specifically including, but not limited to, those records related to the compliance and enforcement history of Seller. Seller shall promptly provide Buyer with the results of such record reviews and authorize Buyer to rely on same.

               (ii) Seller shall provide Buyer with copies of the certificate of completion and final report from the licensed asbestos abatement contractor who undertook and completed asbestos encapsulation work at Seller's business premises in Hammonton, New Jersey during 1995, as well as copies of air testing results from before and after abatement activities, if any.

               (iii) Seller shall make arrangements with a properly licensed hazardous waste disposal company to dispose of certain chemicals identified on Schedule 1.1(a) and any other chemicals identified by Buyer within two weeks of the Closing Date defined in this Agreement. Seller shall provide to Buyer copies of all records of such disposal.

               (iv) Seller shall perform maintenance on the grease trap located in the cleaning room at Seller's business premises in Hammonton, New Jersey to assure that it is free of any obstructions and flows properly.

               (v) Buyer acknowledges that to the extent Seller is obligated to comply with ISRA as described in subparagraphs 4.10(a) and (b) of this Agreement, such ISRA compliance activities may be completed after the closing date.


                                    ARTICLE 5
                          CLOSING DELIVERIES OF SELLER


         5.1 Closing Deliveries. At Closing Seller shall deliver, among other things, the following:

              (a) Certified copies of resolutions of the Board of Directors of Seller and written consent of shareholders of Seller authorizing the execution, delivery and fulfillment of this Agreement and all related agreements;

              (b) An opinion of Shafner, Gilleran & Mortensen, P.C., counsel to Seller substantially in the form attached hereto as Exhibit B;

              (c) The affidavits contemplated pursuant to Section 2.11 hereof;

              (d) Incumbency and officer certificate of Thomas Reiner and W. Samuel Veazey in the form attached as Exhibit C hereto;

              (e) Transfer documents (e.g. a Bill of Sale, Assignment of Patents, Assignment of Trademarks, etc.) in the form of Exhibit D hereto conveying the Assets to Buyer;

              (f) A Sublease with Seller in the form of Exhibit E attached hereto covering the real property leased by Seller in Hammonton, New Jersey, at which the sole facilities of the Business are located, together with the written consent to such Sublease of the landlord under such Lease;

              (g) A three-year Noncompetition and Services Agreement between Thomas Reiner and Buyer in the form of Exhibit F attached hereto and incorporated herein by reference and Noncompetition and Services Agreements between each of Samuel Veazey and Joseph Barbrie in the forms of Exhibits G and H;

              (h) A copy of a letter to Gerald S. Kramer in the form of Exhibit I hereto and a check for the amount specified therein tendering payment to Mr. Kramer of the sum of $18,288.36 arguably owed by Sparta to him together with the funds contemplated thereby;

              (i) A Remediation Agreement with respect to the real property leased by Seller in Hammonton, New Jersey in the form attached hereto as Exhibit J; and

              (j) The product Purchase Order described in Section 4.8 in the form of Exhibit A attached hereto;

              (k)  Various  UCC  termination   statements   releasing   security
interests on the Assets;

              (l) An Assignment and Assumption Agreement between Buyer and Seller in the form of Exhibit K hereto.


                                    ARTICLE 6
                           CLOSING DELIVERIES OF BUYER


         6.1 Closing Deliveries. At Closing Buyer shall deliver, among other things, the following:

              (a) Certified copies of resolutions of the Board of Directors of Buyer authorizing the execution, delivery and fulfillment of this Agreement and all related agreements;

              (b) An opinion of Carrington, Coleman, Sloman & Blumenthal, L.L.P., counsel to Buyer substantially in the form attached hereto as Exhibit L;

              (c) A Sublease with Seller in the form of Exhibit E attached hereto covering the real property leased by Seller in Hammonton, New Jersey, at which the sole facilities of the Business are located, together with the written consent to such Sublease of the landlord under such Lease, and a check in the amount of the security deposit and prepaid December rent as provided in such Sublease;

              (d) An Assignment and Assumption Agreement between Buyer and Seller in the form of Exhibit K hereto; and

              (e) One or more checks in the aggregate amount of the cash consideration less amounts required to be withheld hereunder.

                                    ARTICLE 7
                                 INDEMNIFICATION


         7.1 Indemnification.

              (a) By Seller. Subject to the other provisions of this Article 7, Seller will indemnify and hold harmless Buyer and its affiliates, and its officers and directors from and against any and all losses, liabilities, costs, damages, expenses and demands, including reasonable attorneys' fees, of any nature whatsoever ("Losses") at any time resulting from or arising out of: (i) any liability, obligation or commitment of Seller that Buyer does not expressly assume in this Agreement, (ii) Seller's breach of any of its representations, or warranties contained in this Agreement, (iii) Seller's failure to perform any obligation imposed on it under this Agreement or the Lien Discharge Agreement (including, without limitation Seller's failure to pay Buyer the amount of any Approved Payment, as defined in said Lien Discharge Agreement), (iv) Seller's noncompliance with any bulk sales or similar laws applicable to selling or transferring the Assets, (v) Seller's: (A) use of any Assets prior to Closing,
(B) marketing, promotion or sale of any Products prior to Closing, (C) manufacture of Products to the extent sold by Seller prior to, or by Buyer within 120 days after, Closing and (D) operation of the Business prior to Closing.

              (b) By Buyer. Subject to the other provisions of this Article 7, Buyer will indemnify and hold harmless Seller and its affiliates, and its officers and directors harmless from any Losses at any time resulting from or arising out of: (i) Buyer's failure to discharge any liability, obligation or commitment of Seller arising after the Closing Date under any of the Assumed Liabilities, (ii) Buyer's breach of any of its representations or warranties contained in this Agreement, (iii) Buyer's failure to perform any obligation imposed on it under this Agreement and (iv) Buyer's: (A) use of any Assets after the Closing, (B) manufacture of Products after the Closing, (C) marketing, promotion or sale after the Closing of any Products manufactured by Buyer or manufactured by Seller and sold by Buyer within 120 days after the Closing, or
(D) operation of the Business, after the Closing.

              (c) Effect of Investigations. The fact that any party conducts any investigation at or before the Closing or closes the transaction contemplated hereby despite the existence of a breach of any representation, warranty, or covenant by the other party will not relieve any party of liability under this
Section 7.1 or constitute a waiver of such breach.

              (d) Limit on Loss. Neither party shall be obligated to indemnify the other party for any Loss arising from any breach of any representation or warranty hereunder made by the indemnifying party unless and until, and only to the extent that, all such Losses incurred by the party seeking indemnification, exceed $50,000. Further, neither party shall be obligated to indemnify the other against Losses pursuant to this Article 7 arising out of the breach of any representation or warranty for more than the purchase price payable by Buyer to Seller hereunder.

              (e)  Interest.  Any party  obligated to indemnify  any other party shall pay interest on the amount required to be indemnified from and after the date notice requesting indemnification and specifying the amount to be indemnified is given (or if later the date of accrual of damages being so indemnified) at the base commercial rate of interest publicly announced from time to time by Nationsbank in Dallas, Texas, as its prime rate for short term unsecured loans to substantial and responsible commercial borrowers, each change in rate to become effective without notice on the effective date of such change.

         7.2 Defense of Claims. Each party entitled to indemnification under this Agreement (the "Indemnitee") must notify the party required to provide indemnification (the "Indemnitor") of any claim for indemnification (each a "Claim" and collectively "Claims") for which the Indemnitee may seek indemnification. If the Indemnitee has received written notice from a third party giving the Indemnitee notice of the matter giving rise to the Claim, such notice shall be given to the Indemnitor by the Indemnitee within thirty (30) days after the Indemnitee receives such written notice from such third party. If the Indemnitee has not received such written notice from a third party, then the Indemnitee shall give the Indemnitor notice of the claim within sixty (60) days after an executive officer of the Indemnitee has actual knowledge of the Claim. The Indemnitee shall permit the Indemnitor to assume at the Indemnitor's expense the defense of any Claim or any litigation resulting from a Claim. However, counsel for the Indemnitor in connection with Claims or litigation by a third party who will conduct the defense of the Claim or litigation must be reasonably satisfactory to the Indemnitee (except that the Indemnitor's own regular litigation counsel shall conclusively be deemed satisfactory for purposes hereof unless such counsel is legally or ethically prohibited from representing the Indemnitor and, further, the Indemnitor shall not be required to employ counsel whose regular rates are higher than those of its own regular litigation counsel) and the Indemnitee may participate in the defense at the Indemnitee's expense. If the Indemnitor consents to any judgment or entry of any settlement that lacks the claimant's or plaintiff's unconditional release of the Indemnitee with respect to the Claim or litigation effective to bar claims after the settlement agreement is performed in accordance with its terms then the Indemnitor shall remain liable to indemnify the Indemnitee hereunder for the unreleased portion of any such claims but no judgment or settlement which includes any executory performance or liability obligation on the Indemnitee or its assets may be made without the Indemnitee's consent.

         7.3 Cooperation and Assistance. Each party will cooperate fully with the other and make available to the other as reasonably requested employees, officers, files and records relating to the Business for use solely by the requesting party and its representatives in connection with investigating and defending against the claims of third parties described in this Article 7.

         7.4 Arbitration.

              (a) Any controversy or claim arising out of or relating to this Agreement, or any instruments executed pursuant to this Agreement or any transactions herein contemplated, including a claim for breach, other than an Excluded Claim, as defined below, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and, with respect to any individual dispute or matter involving more than $100,000 (exclusive of claims for punitive damages, statutory damages, legal fees, costs, interest and expenses), its Supplementary Procedures for Large, Complex Disputes, modified as herein provided. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Excluded Claims are: (1) claims for enforcement of the covenants of non-disclosure and non-competition contained in this Agreement and those contained in any agreement executed pursuant to this Agreement (but in no event to include any claims for money damages even if pendant or ancillary thereto, other than claims for attorneys fees and costs); (2) claims or proceedings seeking declaratory judgment as the sole or principal remedy (but in no event to include any claims for money damages even if pendant or ancillary thereto, other than claims for attorneys fees and costs); and (3) claims or proceedings seeking injunctive relief (including, without limitation, specific performance of the obligation to consummate the transactions contemplated in this Agreement) as the sole or principal remedy (but in no event to include any claims for money damages even if pendant or ancillary thereto, other than claims for attorneys fees and costs). Neither party will have the right to assert any defense to any claim on the basis of laches, limitations or a like defense so long as an arbitration proceeding to resolve such claim has been commenced by either party within the time period within which such a claim would be required to be asserted in a legal proceeding before a court to avoid being subject to such a defense.

              (b) Either party may submit to arbitration a matter subject to arbitration under this Agreement. One arbitrator shall decide any matter submitted to arbitration hereunder unless the amount in controversy, exclusive of legal fees, costs, interest and expenses, exceeds $100,000 in which case three (3) arbitrators shall decide such matter, at least one of whom shall be an attorney familiar with business acquisitions. If more than one matter is submitted to arbitration under this Agreement, the location of such arbitrations shall alternate between San Francisco, California and Dallas, Texas. The first arbitration conducted under this Agreement shall take place in San Francisco.

              (c) Each party to any arbitration conducted under this Agreement shall have the right to conduct and compel the following discovery unless otherwise agreed in writing by the parties, and subject to any expansion of or reduction in such discovery rights as may be mandated by the arbitrator (if there is only one) or chairman of the arbitrators (if there are three) upon a showing of good cause: (i) production of documents; (ii) responses to written interrogatories; (iii) requests for written admissions; and (iv) eight (8) depositions plus the deposition of any witness that will not be available to attend the arbitration hearing in person or by telephone. Each of the parties agrees to use reasonable efforts to cause to be available any witness that any other party requests to be available at an arbitration hearing, to testify in person or, if that is not possible, then by telephone. The parties agree that a preliminary hearing in the manner contemplated by the Supplementary Procedures described above shall be conducted in any arbitration at the request of any party.

              (d) The arbitration provisions contained in this Section 7.4 shall be governed by the Federal Arbitration Act.

              (e) The arbitrator (if there is only one) or chairman of the arbitrators (if there are three) shall have the exclusive power and authority to resolve, and shall resolve: (i) all questions as to applicability of the arbitration procedures contained in this Section 7.4 to any dispute, and (ii) any discovery disputes between the parties and to compel discovery as provided in subsection (c) of this Section 7.4.

                                    ARTICLE 8
                              RESTRICTIVE COVENANTS


         8.1 Noncompetition Covenants. Seller acknowledges that in consideration of the payment of the consideration set forth in Section 1.2 hereof, Seller is acquiring the goodwill of the Business including substantially all of the Assets of the Business. Seller agrees with Buyer that for a period of five (5) years after the Closing Date, Seller will not, alone or together or with others, anywhere in the world where Seller sells the Products as of the Closing Date, directly or indirectly through an entity that is owned and/or controlled by, or that owns or controls, or that is owned or controlled in common, or substantially in common, with Seller or otherwise own, control or otherwise participate in a business that manufactures or sells Products, or any of them, or any other products that are substantially similar thereto in competition with the Business. The foregoing shall not be deemed to prohibit Seller from owning less than two percent (2%) of the outstanding voting securities of any entity whose business includes the manufacture and/or sale of impregnated gauze wound care products that are the same as or substantially similar to the Products and whose voting securities are publicly traded on a national or international securities exchange or on the over-the-counter market.

         8.2 Nonsolicitation and Confidentiality Covenants. In addition to the restrictions set forth in Section 8.1 above, Seller shall not recruit or hire or attempt to recruit or hire, directly or indirectly, by assisting others, anyone who is an employee, consultant or independent contractor of the Business as of the date of Closing for a period of three (3) years after Closing or a period of twelve (12) months after such an employee's, consultant's, or independent contractor's services to or employment with Buyer ends, whichever is earlier. Seller further agrees that it shall not use or disclose to anyone any of the confidential or proprietary information or trade secrets relating to the Business transferred by Seller to Buyer pursuant to this Agreement.

         8.3 Injunctive Relief. Seller acknowledges that the Buyer would be irreparably injured by the breach of the provisions contained in Section 8.1. Accordingly, in the event of any breach or violation or threat of future violation of any provision of this Article 8, Buyer in addition to all other remedies that might be available to it shall be entitled as a matter of right to equitable relief in any court of competent jurisdiction, including the right to obtain both temporary and permanent injunctive relief and specific performance.

         8.4  Violations.  If Seller  violates  any  covenant  contained in this
Article 8 and the Buyer brings legal action for injunctive or other relief, the Buyer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any covenant contained herein. Accordingly, the covenants of Seller contained in this Article 8 shall be extended for an amount of time that the Seller is in breach hereof, except to the extent that the Buyer has received damages for injury incurred during any portion of the period of breach.

         8.5 Interpretation. The parties acknowledge and agree that the time, scope, and other provisions of this Article 8 have been specifically negotiated by sophisticated and commercially knowledgeable parties and specifically hereby agree that such time, scope and other provisions are reasonable under the circumstances. The parties further agree that if at any time despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Article 8 is unenforceable by reason of its being too extensive in any respect, then it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by the court in any such action. The representations and covenants contained in this
Article 8 and the promises of Seller will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of Seller against the Buyer or any officer, director or shareholder of the Buyer whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of the covenants of the Seller contained in this Article 8.


                                    ARTICLE 9
                                  MISCELLANEOUS


         9.1 Waiver. No waiver by any party of any default or breach by any party of any representation, warranty or covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. Except as otherwise provided herein, no act, delay, omission or course of dealing on the part of any party in exercising any right, power, or remedy under this Agreement at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers, and remedies.

         9.2 Amendment. At any time prior to the Closing, the parties may amend or modify this Agreement only by an instrument executed by all parties hereto.

         9.3 No Third Party Beneficiaries. This Agreement shall not inure to the benefit of any third party other than Buyer, Seller or the guarantor hereof (or a successor or assign thereof).

         9.4 Reasonable Efforts. Each of the parties shall use its reasonable efforts to fulfill, as soon as practicable after the date hereof, the conditions specified in Articles 5 and 6 hereof applicable to such party which are dependent upon such party's action or forbearance.

         9.5 Expenses. Each party hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in the preparation and execution of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated. Seller shall pay all sales, transfer, documentary and similar taxes or fees, if any, payable in connection with the sale, transfers, assignments and conveyances to be made to Buyer under this Agreement.

         9.6 Notices. Any notice to a party hereto pursuant to this Agreement shall be given by personal delivery or telecopy or overnight courier or mailed via certified or registered mail addressed, if to Seller at Sparta Surgical Corporation, 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566, telecopy number 510/736-5243 with a copy to Samuel M. Shafner, Shafner, Gilleran & Mortensen, P.C., 150 Federal Street, 28th Floor, Boston, Massachusetts 02110, telecopy number 617/695-9255, or if to Buyer, at 7201 Industrial Park Blvd., Fort Worth, Texas 76180, Attn: President, telecopy number 817/577-6599 with a copy to Robin Gillespie, Carrington, Coleman, Sloman & Blumenthal, L.L.P., 200 Crescent Court, Suite 1500, Dallas, Texas 75201, telecopy number 214/855-1333, and shall be deemed delivered when actually received if personally delivered or sent by telecopy or five days after having been placed in the mails so addressed with postage prepaid or two days after delivery to such overnight courier. The parties shall hereafter notify the other in accordance herewith of any change of address or telecopy number to which notice is required to be mailed or sent.

         9.7 Successors; Survival. This Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and assigns of the respective parties hereto. It is expressly recognized and agreed that Buyer may assign, before or after Closing, all or any of its rights and obligations hereunder to one or more of its affiliates but in the case of the assignment of such obligations Buyer shall not be relieved of its liabilities hereunder. The representations and warranties made by the parties in Articles 2 and 3 hereof shall survive the Closing for a period of eighteen (18) months after Closing, and the covenants contained in this Agreement shall survive the Closing in accordance with their terms.

         9.8 Counterparts. This Agreement may be executed by hard copy or telecopy in any number of counterparts which together shall constitute one and the same document.

         9.9 Governing Law. This Agreement is being delivered in the State of Texas and shall be construed and enforced in accordance with and governed by the substantive laws of Texas.

         9.10 Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of the Agreement.

         9.11 Entire Agreement. This Agreement, the Promissory Note and all of the other instruments and agreements executed pursuant to this Agreement or the Promissory Note express the entire agreement between the parties concerning the subject matter covered, and all agreements, covenants, representations and warranties, express or implied, oral or written, of the parties with regard to the subject matter hereof are contained in such agreements and documents. All of such documents are part of a single transaction and shall be construed together.

         9.12 Misdirected Communications and Payments. If any party receives any payment of an account receivable for Products owned by another party or a customer order or other communication intended for another of the parties hereto, the party receiving such payment, order or communication shall promptly forward it to the party entitled to it or for whom it was intended.

         9.13 Schedules. Each of the representations and warranties of the parties set forth herein is qualified by all of the disclosures reflected on the schedules hereto (including schedules other than those referenced in the specific section in which such representation or warranty is set forth).

         9.14 Confidentiality of Non-Business Information. The Buyer and Seller each agree to retain in confidence all information of a confidential or proprietary nature they may learn about one another that is not related to the Business, not otherwise known to such party and not publicly known except as otherwise provided under applicable law.

                                             Tecnol New Jersey Wound Care, Inc.,
                                             a New Jersey Corporation



                                          By:  /s/ David Radunsky

                                          Its:  Chief Operating officer



                                             Sparta Surgical Corporation


                                          By:  /s/ Thomas F. Reiner

                                          Its:  Chairman, President & CEO

Tecnol, Inc. hereby
guarantees the obligations of Buyer
under this Agreement and the
transactions contemplated hereby.

TECNOL, INC.


By:  /s/ David Radunsky

Its:  Chief Operating Officer

                                  EXHIBIT 10.76

                           SPARTA SURGICAL CORPORATION
                              BERNAL CORPORATE PARK
                       7068 KOLL CENTER PARKWAY, SUITE 401
                              PLEASANTON, CA 94566
                                 (510) 417-8812


December 22, 1995

Arbora, A.G.
Gartenstrasse 38
CH-8002 Zurich, Switzerland
Attn: Ulrich W. Rud, Partner
      Rudolph O. Hugi, Partner

     Re:  Sparta  Surgical  Corporation  - Arbora,  A.G.  Restructuring  of Loan
          Warrants

Dear Ulrich and Rudi:

     This letter shall, when executed by each of us, memorialize the final agreement between Sparta Surgical Corporation, a Delaware corporation ("Sparta") and Arbora, A.G. ("Arbora") to restructure the present loan transaction between the parties. The presently existing agreement between Sparta and Arbora is evidenced primarily by the (i) Bridge Loan Term Sheet [Letter of Intent] dated November 10, 1994; (ii) outstanding convertible promissory notes (the "Notes") dated November 15, 1994 in the aggregate principal amount of US$1,000,000 owing from Sparta to Arbora, which notes are convertible under certain conditions into a specific number of shares of Sparta's common stock, $0.002 par value (the "Common Stock"); (iii) warrants (the "Warrants") dated November 15, 1994 to purchase an aggregate of 1,000,000 shares of Common Stock on or before 5:00 p.m. United States Eastern Standard Time on November 15, 1997 at a price of US $1.40 per share; and (iv) a Registration Rights Agreement dated November 15, 1994 by and between Sparta and Arbora respecting the shares issuable upon the exercise of the Warrants. In addition to these agreements, there exist a number of related agreements and/or understandings between Sparta and Arbora respecting such loan which served to extend the due date for its repayment and/or to modify its terms. All of these agreements and understandings shall be hereinafter referred to as the "Loan Agreement" and upon the execution of this agreement shall be null and void except as otherwise specifically stated herein.

     Sparta and Arbora hereby agree that upon the completion of the conditions specified herein, the Loan Agreement be canceled and superseded by this agreement in accordance with the terms described hereinbelow:

     1. Restructuring of Loan Agreement

     Arbora and Sparta agree that Sparta shall, in exchange for the cancellation of the Notes and Warrants, issue to Arbora Four Million Seven Hundred Sixty One Thousand Eight Hundred Forty Two (4,761,842) shares of Common Stock (the "Shares") and Five Hundred Thousand (500,000) new warrants (the "New Warrants"), each providing the holder or holders thereof the right to purchase one share of Common Stock at a price of $0.47 per share, exercisable over the three year period commencing on November 8,1995. In consideration for Sparta's issuance of the Shares and New Warrants, Arbora agrees that the amount of principal owing under the Notes shall be forgiven and that the Warrants and other documents

Ulrich W. Rud, Partner
Rudolph O. Hugi, Partner
December 22, 1995
Page 2 of 4

comprising the Loan Agreement shall be canceled and Sparta shall pay to Arbora any accrued interest owing at this time. As additional consideration, Arbora is delivering to Sparta, simultaneously with the issuance of the Shares and New Warrants, the promissory note of its affiliate Oasis Investments Inc. Panama in the principal amount of Eight Hundred and Nine Thousand Five Hundred Dollars ($809,500.00) (the "Oasis Note") payable on November 8,1997 and bearing interest at a rate of five percent (5%) per annum. All of the Shares and any shares of Common Stock hereinafter issued upon the exercise of the New Warrants shall be provided with the same registration rights as are presently provided in the Registration Rights Agreement. Thomas F. Reiner, Sparta's President and Chief Executive Officer is hereby provided with full voting rights respecting such shares (which specifically include the shares issued upon the exercise of the New Warrants) and Arbora shall enter into a perpetual voting trust agreement which ratifies such agreement. The certificates evidencing any shares of Common Stock issued to Arbora shall bear legends which reference this voting trust agreement.

     2. Rights and Obligations Regarding or Arising out of the Sale of Sparta's Wound Care Division.

     This agreement shall become effective only upon the issuance of the Shares to Arbora. All ancillary documents referenced herein or required hereby, including, but not limited to, the New Warrants, Oasis Note, Voting Trust Agreement, Registration Rights Agreement shall become effective on such date. In the event Sparta consummates the sale of its wound care products line (the "Wound Care Products Line Sale"), Sparta shall, within thirty days following the date of the closing of such transaction, redeem all of the Shares (which constitute 4,761,842 shares of Common Stock) at a price of $0.38 per share or an aggregate of One Million Eight Hundred and Nine Thousand Five Hundred Dollars (US$1,809,500.00). Sparta shall place the amount of One Million Dollars (US$1,000,000.00) from the proceeds paid to it at the closing of the Wound Care Product Line Sale into escrow with Arbora's attorney Dr. Simon V. Haberman, 251 Central Park West - 85th Street, New York, New York, 10024.

     In consideration of Arbora's delivering to Sparta the Shares, Sparta shall pay to Arbora the amount of One Million Dollars (US$1,000,000) being held in escrow and shall return to Arbora the Oasis Note which shall eliminate all obligations owing from Arbora to Sparta thereunder.

     3. Put/Call Rights.

     Arbora shall have the right at any time on or before November 8, 1996, in its sole discretion to repay all or a portion of the Oasis Note by delivering to Sparta such quantity of shares of Common Stock as is determined by dividing the amount of principal and accrued interest then outstanding under the Oasis Note by $0.38. Sparta shall, at any time on or after March 1,1996, have the absolute right to redeem all or a portion of the Shares at a price of $0.38 per share. Any payment made in respect to such redemption shall first be applied by Sparta against the amounts owing under the Oasis Note, with the balance being paid to Arbora.

     4. Regulation S Representations.

     The Shares, the New Warrants and all shares being issued to the holders of the New Warrants upon their exercise are being issued pursuant to an exemption set forth at Regulation S as promulgated under the United States Securities Act of 1933. In connection with its being issued the Shares, Arbora represents and warrants as follows:

Ulrich W. Rud, Partner
Rudolph O. Hugi, Partner
December 22, 1995
Page 3 of 4


     (i) Arbora is being issued the Shares and the Warrants for the investment of itself and its principals only, and not with a view to the further resale or distribution thereof. Arbora represents that it is a corporation incorporated outside of, and without offices in, the United States and that each and every one of its principals to which the Shares may be assigned are not citizens or residents of the United States.

     (ii) Arbora has had adequate opportunity to investigate Sparta, and to meet with its principals and ascertain the nature and value of its business, purposes and prospects.

     (iii) Arbora agrees that it may not transfer, assign or otherwise dispose, directly or indirectly, the Shares or the New Warrants except to its principals who are not residents or citizens of the United States or, upon the prior written consent of Sparta, to persons who are not residents or citizens of the United States in the absence of there being a registration statement in effect with respect to the Shares or New Warrants under the United States Securities Act of 1933, as amended, or applicable state law. Any purported transfer, assignment or other purported disposition in contravention of this agreement shall be void and of no effect. The certificate for the Shares shall bear a legend setting forth such restrictions on transfer.

     5. Confidentiality.

     The parties agree to keep confidential and not disclose any information regarding this transaction and any information obtained int he process of due diligence relative thereto, except as is necessary for Sparta to disclose to any purchaser of the Wound Care Products Line, except to the extent required by securities laws or other binding laws or regulations, and except to the extent required by legal process or in response to inquiries by governmental officials or agencies; provided, however, the parties may share such information with financial and legal advisers, accountants, consultants, agents and employees.

     6. Binding Nature of Agreement.

     This Agreement is bing executed as of its date so as to reflect the binding agreement between Arbora and Sparta on such date, and supersedes any and all prior agreements or proposals between the parties hereto (including, without limitation, the agreements and instruments set forth in the first paragraph hereof). This agreement is being executed by the parties to clarify the terms and conditions of certain prior agreements between them, including a letter agreement between the parties as amended by several subsequent letters and to set forth the terms of their final agreement with respect to the matters discussed herein. This agreement may be signed in one or more counterparts each

Ulrich W. Rud, Partner
Rudolph O. Hugi, Partner
December 22, 1995
Page 4 of 4


of which shall be deemed an original and which together shall serve as the entire agreement. By their signatures hereto and their execution of the ancillary agreements referenced herein both Sparta and Arbora intend to be bound by the provisions hereof.


                                                     Sincerely,

                                                     SPARTA SURGICAL CORPORATION



                                                  By:___________________________
                                                     Thomas F. Reiner, President
                                                     and Chief Executive Officer


Accepted and agreed to in accordance with the terms hereof.

ARBORA A.G.



By:____________________________                      By:________________________
   Ulrich W. Rud, Partner                               Rudolph O. Hugi, Partner